Exhibit 10.161

FIRST AMENDMENT TO
RESTRICTED STOCK AWARD AGREEMENT

Issued Pursuant to the
Glimcher Realty Trust
2012 Incentive Compensation Plan
THIS FIRST AMENDMENT TO RESTRICTED STOCK AWARD AGREEMENT (“Amendment”), effective May 7, 2014 (the “Effective Date”), amends the Restricted Stock Award Agreement by and between Glimcher Realty Trust (the “Company”) and the Participant named herein, dated as of September 20, 2012 (the “Agreement”), as described below pursuant to the provisions of the Glimcher Realty Trust 2012 Incentive Compensation Plan (the “Plan”). If there is any inconsistency between the terms of this Amendment and the terms of the Plan or the Agreement then the Plan’s terms shall completely supersede and replace the conflicting terms of this Amendment. All capitalized terms shall have the meanings ascribed to them in the Plan unless specifically set forth otherwise herein.
WHEREAS, the Executive Compensation Committee of the Company’s Board of Trustees, as administrator of the Plan, has approved this Amendment; and

WHEREAS, the Participant, through his or her signature below, consents to this Amendment.

The parties hereto agree as follows:
NOW THEREFORE, as of the Effective Date, the Agreement is amended as follows:
1.Section 3(b) of the Agreement shall be deleted in its entirety and replaced with the following:
b.Employee Forfeiture Restrictions. Except as otherwise described herein, upon the termination of the Participant’s employment with the Company, or any of its Subsidiaries or Affiliates, for any reason, all Shares that are Non-Vested Shares (as defined below) held by the Participant, or any guardian or legal representative, at the effective date of such termination, shall immediately be returned to and canceled by the Company and shall be deemed to have been forfeited by the Participant (the “Forfeiture Restrictions”); provided that the Executive Compensation Committee may, in its sole and absolute discretion, allow the Participant to retain the Shares for a period of time after such termination date to be specified in writing by the Executive Compensation Committee.

In the event that a Participant’s employment with, or performance of services for, the Company, or any Affiliate or Subsidiary, is terminated or otherwise ceases as a result of the Participant’s death, the Non-Vested Shares held by the deceased Participant pursuant to this Agreement shall convert to Vested Shares and shall no longer be subject to the vesting schedule stated in Section 3(c) or the Transfer Restrictions.

(Form of First Amendment to Restricted Stock Award Agreement)

In the event that a Participant’s employment with, or performance of services for, the Company, or any Affiliate or Subsidiary, is terminated or otherwise ceases as a result of the Participant’s Disability, the Non-Vested Shares held by the Participant pursuant to this Agreement shall convert to Vested Shares and shall no longer be subject to the vesting schedule stated in Section 3(c) or the Transfer Restrictions. For purposes of this Agreement, the term “Disability” means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than twelve (12) months, the permanence and degree of which shall be supported by medical evidence satisfactory to the Committee. Notwithstanding anything to the contrary set forth herein, the Committee shall determine, in its sole and absolute discretion in accordance with Code Section 409A (or any successor provision), (i) whether the Participant has ceased to perform services of any kind due to a Disability and, if so, (ii) the first date of such Disability.

2.Section 3(c) of the Agreement shall be deleted in its entirety and replaced with the following:
c.Lapse of Employee Forfeiture and Transfer Restrictions. Except as otherwise described herein, to the extent the Participant remains in the continuous employment of the Company through the fifth anniversary of the Date of Grant (the “Vesting Date”), the Forfeiture Restrictions under Section 3(b) and Transfer Restrictions under Section 3(a) hereof shall lapse for all the Shares listed in Section 1(b) on such Vesting Date. Shares with respect to which the Forfeiture Restrictions and Transfer Restrictions shall have lapsed under this Section 3(c) (the “Vested Shares”) will, effective on and after the Vesting Date, thereafter be free of the Forfeiture Restrictions set forth in Section 3(b) and Transfer Restrictions under Section 3(a) but such Vested Shares will continue to be subject to all of the remaining terms and conditions of this Agreement as applicable. Any Shares for which the Forfeiture Restrictions and Transfer Restrictions have not yet lapsed in accordance with the terms of this Agreement shall, for purposes of this Agreement, not be considered Vested Shares (the “Non-Vested Shares”).

3.Section 10 of the Agreement shall be deleted in its entirety and replaced with the following:
10.    Withholding Taxes. The Company shall have the right to withhold from a Participant, or otherwise require such Participant to pay, any Withholding Taxes (defined below) arising as a result of the grant of any Shares, the lapse of any Forfeiture Restrictions or Transfer Restrictions on any Shares, the transfer of any Shares, any tax election by the Participant, or any other taxable event. If the Participant shall fail to make such Withholding Tax payments when and as required, the Company (or its Affiliates or Subsidiaries) shall, to the extent permitted by law, have the right to deduct any such Withholding Taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such Withholding Taxes. If the Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Share Award then the Participant shall submit a copy of such election to the Company. In satisfaction of the requirement to pay Withholding Taxes, the Participant may make a written election which may be accepted or rejected in the discretion of the Executive Compensation Committee, to tender other Shares to the Company (either by actual delivery or attestation) having an aggregate Fair Market Value equal to the Withholding Taxes. “Withholding Taxes” means any federal, state, or local income, employment, payroll, or similar tax related to the Shares that are required to be withheld by the Company.

(Form of First Amendment to Restricted Stock Award Agreement)

Except as otherwise stated herein, all of the other provisions of the Agreement not changed by this Amendment shall be remain in full force and effect.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.
GLIMCHER REALTY TRUST

Signature: ____________________________________
Name: ______________________________

Title: _______________________________
ACKNOWLEDGED & ACCEPTED:

______________________________________
Signature

Print Name: ___________________________

Address:    _____________________________

_____________________________

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(Form of First Amendment to Restricted Stock Award Agreement)